Exhibit 10.19
                                                                   -------------


                       SECOND AMENDMENT TO LINE OF CREDIT
                             NOTE AND LOAN AGREEMENT
                             -----------------------
                                (LINE OF CREDIT)

Paragon Technologies, Inc. (formerly, "SI Handling Systems, Inc.") 600 Kuebler Road
Easton, Pennsylvania 18040

Ermanco Incorporated
6870 Grand Haven Road
Spring Lake, Michigan 49456
(Individually and collectively, "Borrower")

First Union National Bank
702 Hamilton Street
Allentown, Pennsylvania 18101
(Hereinafter referred to as "Bank")

         THIS SECOND AMENDMENT TO LINE OF CREDIT NOTE AND LOAN
AGREEMENT ("Second Amendment") is entered into as of March 30, 2000, by and between the Bank and Borrower.

         BACKGROUND

         A. Bank is the holder of a Promissory Note executed and delivered by Borrower, dated September 30, 1999, in the original principal amount of $6,000,000.00 (the "Note"); and certain other loan documents, including, without limitation, a Loan Agreement dated September 30, 1999 as amended by that certain Modification Number One to Loan Agreement dated January 31, 2000 (collectively, the "Loan Agreement").

         B. The term "Loan Documents", as used in this Agreement, is defined in the Note. All capitalized terms used but not defined herein shall have the meanings assigned in the Loan Documents.

         C. Borrower has requested Bank to waive the following Defaults (collectively, the "Existing Defaults") under the Loan Documents:

               (i) Borrower failed to maintain the requisite Funds Flow Coverage Ratio for the period ending December 31, 1999;

               (ii) Borrower's aggregate outstanding Obligations exceeded the amount permitted under the Borrowing Base determined pursuant to the terms of the Loan Agreement for the period ending December 31, 1999; and

               (iii) Borrower defaulted under the terms of that certain Subordination Agreement dated September 30, 1999 (the "Subordination Agreement"), executed by Borrower, Bank and the Creditors identified therein, in that Borrower made payments of interest on the Subordinated Debt for the quarterly periods ending December 31, 1999 and March 31, 2000, at a time when Borrower was in default under the Loan Documents.

         D. Bank is willing to waive the Existing Defaults in consideration of Borrower's execution and delivery of this Agreement together with the receipt by Bank of the Waiver Fee (as defined herein).


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         AGREEMENT

         NOW, THEREFORE, in consideration of Bank's continued extension of credit, the payment of the Waiver Fee and the agreements contained herein, the parties agree as follows:

         1.    Incorporation of Background.  The background provisions set forth
               ---------------------------
above (including, without limitation, any defined terms set forth therein) are hereby incorporated by reference into this Second Amendment and made a part hereof as though set forth in their entirety herein.

         2.    Funds Flow Coverage Ratio.  The Funds Flow Coverage Ratio of the
                -------------------------
Loan Agreement is hereby amended from and after the date hereof and shall read in its entirety as follows:

                  Funds Flow Coverage  Ratio.  Borrower  shall  maintain a Funds
                  --------------------------
                  Flow Coverage Ratio of not less than 1.25 to 1.00, to be measured quarterly on a rolling four quarters basis at each quarter's end. "Funds Flow Coverage Ratio" shall mean the sum of earnings (excluding SI Baker and Egemen) before interest, taxes, depreciation and amortization (including the historical operations of Ermanco Incorporated prior to the September 30, 1999 acquisition of said entity by Paragon Technologies, Inc., (formerly, "SI Handling Systems, Inc." ), divided by the sum of all current maturities of long term debt and capital lease obligations plus interest expense. For purposes of calculating the Funds Flow Coverage Ratio, the amounts indicated below will be added on a non-cumulative basis to the earnings for the periods indicated:

                           Period Ending                      Ad Back Amount
                           -------------                      --------------
                           March 31, 2000                     $1,800,000.00
                           June 30, 2000                      $2,400,000.00
                           September 30, 2000                 $1,900,000.00

         3.    Total Liabilities to Net Worth Ratio.  The Total Liabilities to
               ------------------------------------
Net Worth Ratio of the Loan Agreement is hereby amended from and after the date hereof and shall read in its entirety as follows:

                  Total  Liabilities to Net Worth Ratio.  Borrower  shall,  from
                  -------------------------------------
                  closing until fiscal year-end December 31, 2000, maintain a ratio of Total Liabilities to Net Worth of not more than 1.80 to 1.00, and thereafter, Borrower shall maintain a ratio of Total Liabilities to Net Worth of not more than 1.75 to 1.00, to be measured quarterly at each quarter's end. "Net Worth" shall mean total assets (including the investment in SI Baker and Egemen) minus Total Liabilities. "Total Liabilities" shall mean all liabilities of Borrower, excluding debt fully subordinated to Bank on terms and conditions acceptable to Bank, and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis.

         4.       Current Ratio.  The Current Ratio of the Loan Agreement is
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hereby modified and amended from and after the date hereof and shall read in its entirety as follows:

                  Current Ratio.  Borrower shall maintain a Current Ratio of not
                  -------------
                  less than 1.20 to 1.00, measured quarterly at each quarter's end. "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities. "Current Assets" shall

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                  mean all assets which are so  classified  in  accordance  with
                  generally    accepted    accounting    principles.    "Current
                  Liabilities"   shall  mean  all   liabilities   which  are  so
                  classified in accordance with generally accepted accounting principles.

         5.       Borrowing Base.  The first paragraph of the Loan Agreement
                  --------------
concerning the Borrowing Base is hereby amended from and after the date hereof and shall read in its entirety as follows:

                  Borrowing  Base.  "Borrowing  Base"  means  (a) 80% of the net
                  ---------------
                  amount of Eligible Accounts, plus (b) 40% of the value of Eligible Inventory, plus (c) 80% of the current fair market value of the Property (as hereinafter defined) as determined by appraisal satisfactory to Bank, plus (d) 100% of the Orderly Liquidation Value of Equipment, unencumbered by any liens other than in favor of Bank, plus (e) an amount equal to $2,500,000.00, which amount shall be reduced by $625,000.00 every 6 months during the first 2 years of this Loan, until such amount reaches zero (0) on the second anniversary of the date of this Agreement, minus (f) the unpaid principal balance of the Term Loan. If the foregoing calculation of the Borrowing Base results in a negative number, Bank shall notify Borrower in writing, and within five (5) days after receiving such written notice, Borrower shall either (i) make a principal payment under the Term Loan sufficient to eliminate such deficiency, or (ii) deposit with Bank cash in an amount sufficient to eliminate such deficiency, which cash amount shall be held in a separate escrow account by Bank until such time as the cash escrow account is no longer required in order to achieve compliance with the foregoing Borrowing Base calculation.

         6.    Subordinated Debt.  Commencing on April 1, 2000, Borrower shall
               -----------------
not make any cash  payments  of  Subordinated  Debt  until  Borrower  is in full compliance with all Financial Covenants as originally set forth in the Loan Agreement prior to the addition of the amounts to be added to the calculation of the Funds Flow Coverage Ratio as set forth in this Second Amendment. Simultaneously with the execution of this Second Amendment or immediately thereafter, Borrower and Bank shall execute and deliver to the Creditors a letter notifying the Creditors that no further payments will be made on the Subordinated Debt except as provided herein.

         7.    Waiver Fee.  Simultaneously with the execution of this Second
               ----------
Amendment by Borrower, Borrower shall deliver to Bank a modification/waiver fee (the "Waiver Fee") in the amount of $5,000.00.

         8.    Waiver of Existing Defaults.  Bank hereby waives the Existing
               ---------------------------
Defaults. This waiver is limited to the Existing Defaults and shall not be construed as a waiver of any subsequent Default under the referenced Financial Covenants or Subordination Agreement, or of any existing or future Defaults under any other provisions of any Loan Documents.

         9.    Acknowledgment of Balance.  Borrower acknowledges that the most
               -------------------------
recent Commercial Loan Invoice sent to Borrower with respect to the Obligations under the Note is correct.

         10.   Acknowledgments and Representations.  Borrower  acknowledges and
               -----------------------------------
represents that the Note, Loan Agreement and other Loan Documents, as amended hereby, are in full force and effect without any defense, counterclaim, right or claim of set-off; that, after giving effect to this Second Amendment, no Default or event that with the passage of time or giving of notice would constitute a Default under the Loan Documents has occurred, all representations and warranties contained in the Loan Documents are true and correct as


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of this date,  all  necessary  action to authorize the execution and delivery of this Agreement has been taken; and this Second Amendment is a modification of an existing obligation and is not a novation. Effective the date hereof, all references in the Loan Documents to the Note or the Loan Agreement shall mean the Note and the Loan Agreement as amended by this Second Amendment.

         11.   Collateral. Borrower acknowledges and confirms that there have
               ----------
been no changes in the ownership of any collateral pledged to secure the Obligations (the "Collateral") since the Collateral was originally pledged; Borrower acknowledges and confirms that the Bank has existing, valid first priority security interests and liens in the Collateral; and that such security interests and liens shall secure Borrower's Obligations to Bank, including any modification of the Note or Loan Agreement, if any, and all future modifications, extensions, renewals and/or replacements of the Loan Documents.

         12.   Miscellaneous.   This  Second  Amendment shall  be  construed  in
               -------------
accordance with and governed by the laws of the applicable state as originally provided in the Loan Documents, without reference to that state's conflicts of law principles. This Second Amendment and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Second Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Second Amendment shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Second Amendment or the other Loan Documents. This Second Amendment and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this Second Amendment and any of the Loan Documents, the terms of this Second Amendment, and then the Note, shall control. This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have signed and sealed this Second Amendment the day and year first above written.

         PLACE OF EXECUTION AND DELIVERY. Borrower hereby certifies that this Second Amendment and the Loan Documents were executed in the Commonwealth of Pennsylvania and delivered to Bank in the Commonwealth of Pennsylvania.

              Paragon Technologies, Inc. (formerly, "SI Handling Systems, Inc.") Taxpayer Identification Number: 22-1643428

CORPORATE     By:    /s/ William R. Johnson, President & CEO
                     -----------------------------------------------------------
SEAL                 William R. Johnson, President & CEO


              By:    /s/ William F. Moffitt, Vice President - Finance and CFO
                     -----------------------------------------------------------
                     William F. Moffitt, Vice President - Finance and CFO

              First Union National Bank

              By:    /s/ William M. Hogan, Vice President
                     -----------------------------------------------------------
                     William M. Hogan, Vice President